Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Corporation Stockholders Approve Merger with Atheros Communications, Inc.

Orlando, Fla., December 11, 2009 – Intellon Corporation (Nasdaq: ITLN) today announced that at a special meeting of stockholders held December 11, 2009, Intellon stockholders voted to approve and adopt the definitive merger agreement entered into with Atheros Communications, Inc. (NASDAQ: ATHR) providing for Atheros to acquire Intellon in a stock and cash transaction. The transaction was approved by more than 77% of the shares outstanding and more than 99% of the shares voting on the proposal. The transaction is expected to close as soon as practicable following the satisfaction or waiver of all of the conditions to closing.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard and the draft IEEE P1901 powerline standard. With more than 35 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, assertions regarding Atheros’ proposed acquisition of Intellon, including the timing of the closing of the merger. Actual future results could differ materially from those anticipated as a result of certain risks and uncertainties. These factors include, but are not limited to, the risk that the transaction will not close or that the closing may be delayed. In addition, please refer to the documents that Atheros and Intellon file with the Securities and Exchange Commission on Forms S-4, 10-K, 10-Q and 8-K. The filings by each of Atheros and Intellon identify and address other important factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth in this press release. Atheros and Intellon are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Important Additional Information and Where You Can Find It.

In connection with the proposed transaction, Atheros filed a registration statement on Form S-4 (the “Atheros Registration Statement”) containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”) and Intellon filed a definitive proxy statement with the SEC (the “Intellon Proxy Statement”). Investors and security holders are urged to read the Atheros Registration Statement and Intellon Proxy Statement and other relevant documents filed with the SEC regarding the proposed transaction because they contain important information. Investors and security holders may obtain a free copy of the Atheros Registration Statement, Intellon Proxy Statement and other documents filed by Atheros and Intellon with the SEC at the SEC’s web site at www.sec.gov. The Atheros Registration Statement, Intellon Proxy Statement and other documents filed with the SEC may also be obtained for free by contacting Atheros Investor Relations by e-mail at ir@atheros.com or by telephone at (408) 830-5672 or by contacting Intellon Investor Relations by e-mail at suzanne@blueshirtgroup.com or by telephone at (415) 217-7722.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

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